Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8, S-3, and S-1 of our report dated March 31, 2025, relating to the consolidated financial statements of Aditxt, Inc. for the years ended December 31, 2024 and 2023, which includes an explanatory paragraph regarding substantial doubt about its ability to continue as a going concern, and appear in this Annual Report on Form 10-K.

/s/ dbbmckennon

San Diego, California

March 31, 2025